Exhibit 99.1

Cohen & Steers Income Opportunities REIT, Inc. 1166 Avenue of the Americas New York, NY 10036 212 832 3232 Contact: Robert Klemens Vice President Communications 212 796 9377

Cohen & Steers Income Opportunities REIT, Inc.
Acquires Grand Canyon Crossing Shopping Center in Phoenix, Arizona

New York, September 29, 2026— Cohen & Steers Income Opportunities REIT, Inc. (“CNSREIT”) today announced the acquisition of Grand Canyon Crossing, a 99%-occupied shopping center anchored by a Walmart Supercenter in Phoenix, Arizona. CNSREIT made the investment through its programmatic joint venture with the Sterling Organization, a real estate investment firm that specializes in shopping centers in the U.S.

Grand Canyon Crossing is situated on 33 acres in Phoenix at the intersection of Bethany Home Road and 35th Avenue. The Phoenix metropolitan area is a large, rapidly growing market in a highly business friendly state, aligning the acquisition with CNSREIT’s focus on acquiring well-occupied, income-generating shopping centers anchored by necessity-based retailers in growing, supply-constrained markets. Built in 2005, Grand Canyon Crossing is anchored by a 207,000-square-foot Walmart Supercenter which attracts 3.7 million annual visitors, placing it among the top 1% of Walmart locations nationally.1 The shopping center also includes a variety of national and regional shops such as Harbor Freight, Starbucks, Wendy’s, Jamba, and Sonic.

James S. Corl, Chief Executive Officer of CNSREIT and Head of the Private Real Estate Group at Cohen & Steers, said:
“Grand Canyon Crossing is a compelling example of a center where extreme density is driving exceptional anchor sales and traffic, but where the existing in-line merchandising mix is not positioned to best monetize this traffic. This provides our partnership with a significant opportunity to do just that.”

The property serves a dense three-mile trade area with approximately 220,000 residents and $12.3 billion in purchasing power, ranking it second in our portfolio in terms of combined purchasing power within a three-mile radius. Grand Canyon University, with approximately 133,000 students, is located about 1.5 miles from the center. The North Phoenix/I-17 retail submarket has averaged approximately 6% annual rent growth over the past five years.2

About CNSREIT. Cohen & Steers Income Opportunities REIT, Inc. is a perpetual-life, non-listed REIT formed to invest primarily in high-quality, income-focused, stabilized properties within the
1 Placer.AI
2 CoStar, FRED

United States. CNSREIT is externally managed by Cohen & Steers Capital Management, Inc., a subsidiary of Cohen & Steers, Inc.

About Cohen & Steers. Cohen & Steers is a leading global investment manager specializing in real assets and alternative income, including listed and private real estate, preferred securities, infrastructure, resource equities, commodities, as well as multi-strategy solutions. Founded in 1986, the firm is headquartered in New York City, with offices in London, Dublin, Hong Kong, Tokyo and Singapore.

About Sterling Organization. Sterling Organization is a vertically integrated private equity real estate firm whose national platform is focused on investing in retail and distribution real estate assets across the risk spectrum in major markets within the United States. The firm has over $2 billion of assets under management across the U.S., including more than 13 million square feet of primarily retail real estate. Sterling Organization, with offices across the nation, is headquartered in West Palm Beach, FL.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “identified” or other similar words or the negatives thereof. These may include CNSREIT’s financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, statements with respect to acquisitions, statements regarding future performance and statements regarding identified but not yet closed acquisitions. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. CNSREIT believes these factors also include but are not limited to those described under the section entitled “Risk Factors” in the prospectus, as amended and supplemented from time to time, filed with the Securities and Exchange Commission (the “SEC”), which is accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document. Except as otherwise required by federal securities laws, CNSREIT undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Cohen & Steers Income Opportunities REIT, Inc. Contact:
Robert Klemens
Vice President, Communications
media@cohenandsteers.com

SOURCE: Cohen & Steers Income Opportunities REIT, Inc.

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